Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the PepsiCo, Inc. and subsidiaries (“PepsiCo”) Registration Statements No. 333-165177, 333-165176 and 333-154314 on Form S-3, and Registration Statements No. 333-165107, 333-165106, 333-150868, 333-150867, 333-142811, 333-109509, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150, 333-109513, 33-22970, 333-110030, 33-19539, 33-54733, 33-61731, 333-09363, 333-109514, 2-65410, 2-82645, 33-51514, 33-60965, 333-89265, 333-65992, 333-66632, 333-66634, 333-76196, 333-76204 and 333-87526 on Form S-8, of our report dated February 22, 2010, related to the consolidated financial statements and financial statement schedule of The Pepsi Bottling Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to The Pepsi Bottling Group, Inc.’s adoption of new accounting guidance on the accounting for uncertain tax positions effective December 31, 2006 and for defined benefit pension and other postretirement plans, related to the measurement date provision effective December 30, 2007 and retrospective adjustment resulting from the adoption of new accounting guidance for the presentation and disclosure of noncontrolling interests and The Pepsi Bottling Group, Inc.’s shareholders adoption of the merger agreement with PepsiCo, Inc.) incorporated by reference in this Current Report on Form 8-K/A of PepsiCo.

/s/ Deloitte & Touche LLP

New York, New York

April 22, 2010